Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR SECOND QUARTER 2020
OF $99.4 MILLION AND DILUTED EARNINGS PER SHARE OF $0.70

Pasadena, California — July 23, 2020 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the second quarter of 2020. For the second quarter of 2020, net income was $99.4 million or $0.70 per diluted share. Second quarter 2020 return on average assets was 0.83% and return on average equity was 8.02%.

“East West is steadfast in its commitment to support our existing and new customers and the communities we operate in. Despite the challenges presented by adapting to the COVID-19 pandemic, total loans grew $1.3 billion, or 15% annualized, to a record $37.2 billion as of June 30, 2020 from $35.9 billion as of March 31, 2020,” stated Dominic Ng, Chairman and Chief Executive Officer of East West.

“During the second quarter, East West funded $1.8 billion of Paycheck Protection Program loans for over 7,200 customers. In addition, residential mortgage loans grew by 12% annualized and total commercial real estate loans grew by 9% annualized. This well-balanced loan growth demonstrates the strength of East West’s business model and our ability to generate responsible and attractive growth, even under difficult economic conditions.”

“Total deposits grew $2.0 billion, or 21% annualized, to a record $40.7 billion as of June 30, 2020 from $38.7 billion as of March 31, 2020,” continued Ng. “Second quarter 2020 deposit growth was driven by strong growth in noninterest-bearing demand and in low-cost money market deposits. Further, we proactively reduced higher-cost deposit balances. Overall, the average cost of deposits declined by 35 basis points quarter-over-quarter.”

“East West’s adjusted1 pre-tax, pre-provision profitability ratio remained strong at over 2% for the second quarter of 2020, despite the very low interest rate environment. During the quarter, we further strengthened our allowance for loan losses coverage to 1.70% of our loan portfolio, to reflect a more adverse macroeconomic outlook,” added Ng.

“We added to our already substantial levels of liquidity by participating in the Paycheck Protection Program Liquidity Facility, bolstering our balance sheet capacity to serve our customers. Quarter-over-quarter, our capital increased and our high capital ratios position us in a place of strength,” concluded Ng. “I wish to thank all of our associates for all of their hard work, dedication and adaptability in serving our customers in these unprecedented and challenging times.”

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 14.

SUMMARY OF THE QUARTER

•Second Quarter Earnings — Second quarter 2020 net income was $99.4 million and diluted earnings per share (“EPS”) were $0.70, compared to first quarter 2020 net income of $144.8 million and diluted EPS of $1.00.

•Record Loans — Total loans of $37.2 billion as of June 30, 2020 increased by $1.3 billion, or 15% annualized, from $35.9 billion as of March 31, 2020. As of June 30, 2020, Paycheck Protection Program (“PPP”) loans were $1.7 billion.

Second quarter 2020 average loans of $37.1 billion grew $2.0 billion, or 23% linked quarter annualized. Loan growth during the quarter came from each of East West’s major loan portfolios, with the strongest growth from commercial and industrial (“C&I”), driven by PPP loan growth. Commercial real estate and residential mortgage loans contributed to the growth during the quarter as well.

•Record Deposits — Total deposits of $40.7 billion as of June 30, 2020 increased by $2.0 billion, or 21% annualized, from $38.7 billion as of March 31, 2020.

Second quarter 2020 average deposits of $39.9 billion grew $2.4 billion, or 26% linked quarter annualized, primarily driven by growth in noninterest-bearing demand accounts. Average non-interest bearing deposits increased to 34% of total deposits in the second quarter, up from 30% in the first quarter of 2020. Deposit growth in the second quarter was attributable to strong growth from consumer and small business commercial customers, as well as to PPP funds held in deposit accounts, partially offset by the intentional run-off of higher-cost balances.

•Balance Sheet Management – During the second quarter of 2020, the Company participated in the PPP Liquidity Facility (“PPPLF”), adding $1.4 billion to low-cost funding at a rate of 35 basis points. Also during the second quarter, East West prepaid $150.0 million of repurchase agreements and incurred a debt extinguishment cost of $8.7 million.

•Net Interest Income and Net Interest Margin — Second quarter 2020 net interest income (“NII”) was $343.8 million, a decrease of $18.9 million or 5% from first quarter 2020 NII of $362.7 million. Second quarter 2020 net interest margin (“NIM”) was 3.04%, a 40 basis point compression from 3.44% in the first quarter of 2020. The changes in the NII and in the NIM reflect the quarter-over-quarter drop in the average Prime and LIBOR interest rates.

•Noninterest Expense and Efficiency Ratio — Second quarter 2020 noninterest expense totaled $187.7 million, including $153.3 million of adjusted2 noninterest expense. Adjusted noninterest expense of $153.3 million decreased by $7.3 million, or 5%, from $160.6 million in the first quarter of 2020. Correspondingly, the adjusted2 efficiency ratio was 38.1% in the second quarter, compared to 38.5% in the first quarter.

•Asset Quality Metrics — The allowance for loan losses (“ALLL”) totaled $632.1 million, or 1.70% of loans held-for-investment (“HFI”), as of June 30, 2020, compared to $557.0 million, or 1.55% of loans HFI, as of March 31, 2020.

Second quarter 2020 provision for credit losses was $102.4 million, compared to $73.9 million for the first quarter of 2020. Second quarter 2020 net charge-offs were $19.2 million, or annualized 0.21% of average loans HFI, compared to annualized 0.01% of average loans HFI in the first quarter of 2020. Nonperforming assets were $202.2 million, or 0.41% of total assets, as of June 30, 2020, compared to 0.33% of total assets as of March 31, 2020.

•Capital Levels — Capital levels for East West are strong. As of June 30, 2020, stockholders’ equity was $5.0 billion, or $35.25 per share. Tangible equity3 per common share was $31.86 as of June 30, 2020, an increase of 2% from $31.27 as of March 31, 2020. As of June 30, 2020, the tangible equity to tangible assets ratio3 was 9.2%, the common equity tier 1 (“CET1”) capital ratio was 12.7%, and the total risk-based capital ratio was 14.4%.

[2] See reconciliation of GAAP to non-GAAP financial measures in Table 14.
[3] See reconciliation of GAAP to non-GAAP financial measures in Table 15.

OPERATING RESULTS

Second Quarter 2020 Compared to First Quarter 2020

Net Interest Income and Net Interest Margin
Net interest income totaled $343.8 million, a decrease of 5% from $362.7 million. Net interest margin of 3.04% decreased by 40 basis points from 3.44%.
•Interest and fees earned on PPP loans contributed $21.3 million to interest income, and interest expense paid on the related PPPLF was $0.5 million.
•Average interest-earning assets of $45.4 billion grew $3.1 billion, or 29% linked quarter annualized. Average loan growth of $2.0 billion, or 23% linked quarter annualized, was mainly due to growth from PPP loans. The average balance of PPP loans was $1.5 billion in the second quarter of 2020.
•Average interest-bearing deposits were essentially flat at $26.4 billion. Average noninterest-bearing deposits of $13.5 billion grew $2.4 billion, or 87% linked quarter annualized. The average balance of the PPPLF, classified as long-term debt, was $530.3 million.
•The average loan yield contracted by 73 basis points to 3.98%, down from 4.71%, reflecting materially lower interest rates during the second quarter.
•The yield on average interest-earning assets contracted by 73 basis points to 3.53%, down from 4.26%.
•The average cost of interest-bearing deposits decreased by 46 basis points to 0.71%, down from 1.17%. The average cost of deposits decreased by 35 basis points to 0.47%, down from 0.82%.

Noninterest Income
Noninterest income totaled $58.6 million, an 8% increase from $54.0 million.
•Gains on sales of available-for-sale debt securities were $9.6 million, driven by $131.6 million in sales of municipal bonds during the second quarter.
•Lending fees of $21.9 million increased by $6.2 million, primarily reflecting an increase in the valuation of warrants received as part of lending relationships.
•The largest linked-quarter decreases in noninterest income were a $3.3 million decrease in foreign exchange income and a $2.3 million decrease in wealth management fees, both reflecting a decrease in customer-driven transactions during the second quarter.

Noninterest Expense
Noninterest expense totaled $187.7 million, a 5% increase from $178.9 million.
•Second quarter noninterest expense consisted of $153.3 million of adjusted noninterest expense, $24.8 million in amortization of tax credit and other investments, $8.7 million of debt extinguishment cost, and $0.9 million in amortization of core deposit intangibles.
•During the second quarter, the Company prepaid $150.0 million of repurchase agreements and incurred a debt extinguishment cost of $8.7 million.
•Adjusted noninterest expense of $153.3 million decreased by $7.3 million, or 5%, from $160.6 million. The largest linked-quarter change was a $5.0 million decrease in compensation and employee benefits expense, followed by a $1.9 million decrease in other operating expenses and a $1.7 million decrease in legal expense.
•The adjusted efficiency ratio was 38.1% in the second quarter, compared to 38.5% in the first quarter.

TAX RELATED ITEMS

Second quarter 2020 income tax expense was $12.9 million and the effective tax rate was 12%, compared to income tax expense of $19.2 million and an effective tax rate of 12% for the first quarter of 2020.

ASSET QUALITY

The allowance for loan losses totaled $632.1 million, or 1.70% of loans HFI, as of June 30, 2020, compared to $557.0 million, or 1.55% of loans HFI, as of March 31, 2020.
1
•Second quarter 2020 provision for credit losses was $102.4 million, compared to $73.9 million for the first quarter of 2020, and $19.2 million for the second quarter of 2019. Second quarter 2020 provision for credit losses was primarily driven by a more adverse macroeconomic forecast as of June 30, 2020, relative to March 31, 2020, as well as loan risk rating downgrades.
•Second quarter 2020 net charge-offs were $19.2 million, or annualized 0.21% of average loans HFI, compared to first quarter 2020 net charge-offs of $0.9 million, or annualized 0.01% of average loans HFI, and net charge-offs of $7.6 million, or annualized 0.09% of average loans HFI, for the second quarter of 2019. Second quarter 2020 net charge-offs were largely from loans in the oil and gas industry.
•Nonperforming assets were $202.2 million, or 0.41% of total assets, as of June 30, 2020, compared to nonperforming assets of $150.9 million, or 0.33% of total assets, as of March 31, 2020, and $119.3 million, or 0.28% of total assets, as of June 30, 2019. The increase in nonperforming assets was largely due to inflows to nonaccrual status of oil and gas and commercial real estate loans, partially offset by pay-offs and charge-offs of C&I loans.

CAPITAL STRENGTH

Capital levels for East West are strong. The following table presents the regulatory capital ratios as of June 30, 2020, March 31, 2020, and June 30, 2019.

EWBC Regulatory Capital Metrics	Basel III
($ in millions)	June 30, 2020 (a)	March 30, 2020 (a)	June 30, 2019	Minimum Capital Ratio	Well Capitalized Ratio	Minimum Capital Ratio + Conservation Buffer (b)
Risk-Based Capital Ratios:
CET 1 capital ratio	12.7%	12.4%	12.5%	4.5%	6.5%	7.0%
Tier 1 capital ratio	12.7%	12.4%	12.5%	6.0%	8.0%	8.5%
Total capital ratio	14.4%	13.9%	13.9%	8.0%	10.0%	10.5%
Leverage ratio	9.7%	10.2%	10.4%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (c)	$36,199	$36,548	$34,154	N/A	N/A	N/A

N/A Not applicable.
(a)The Company has elected to use the 2020 CECL transition provision in the calculation of its June 30, 2020 and March 31, 2020 regulatory capital ratios. The Company’s June 30, 2020 regulatory capital ratios and RWA are preliminary.
(b)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus payments to executive officers.
(c)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared third quarter 2020 dividends for the Company’s common stock. The common stock cash dividend of $0.275 per share is payable on August 17, 2020 to shareholders of record on August 4, 2020.

On March 3, 2020, East West’s Board of Directors authorized the repurchase of up to $500 million of East West’s common stock. East West did not repurchase any shares during the second quarter of 2020 under this authorization.

Conference Call

East West will host a conference call to discuss second quarter 2020 earnings with the public on Thursday, July 23, 2020 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses second quarter 2020 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A replay of the conference call will be available on July 23, 2020 at 11:30 a.m. Pacific Time through August 23, 2020. The replay numbers are: within the U.S. – (877) 344-7529; within Canada – (855) 669-9658; International calls – (412) 317-0088; and the replay access code is: 10145315.

About East West

East West Bancorp, Inc. is a publicly owned company with total assets of $49.4 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California, operating over 125 locations in the United States and Greater China. U.S. markets include California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to our current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs, and the negative thereof. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, the impact of disease pandemics, such as the worldwide spread of COVID-19, on us, our operations and our customers and employees; and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may precipitate or exacerbate one or more of the below-mentioned and/or other risks, and significantly disrupt or prevent us from operating its business in the ordinary course for an extended period; changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, such as the Small Business Administration’s Payment Protection Program, the Board of Governors of the Federal Reserve Board System’s (the “Federal Reserve”) efforts to provide liquidity to the U.S. financial system, including changes in government interest rate policies, and to provide credit to private commercial and municipal borrowers, and other program designed to address the effects of the COVID-19 pandemic, as well as the resulting effect of all such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; changes in the U.S. economy, including an economic slowdowns or recession, inflation, deflation, employment levels, rate of growth and general business conditions; the changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade dispute between the United States (“U.S.”) and the People’s Republic of China; fluctuations in our stock price; changes in income tax laws and regulations; our ability to compete effectively against other financial institutions in our banking markets; success and timing of our business strategies; our ability to retain key officers and employees; impact on our funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and our product mix; changes in our costs of operation, compliance and expansion; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of benchmark interest rate reform in the U.S. that resulted in the Secured Overnight Financing Rate selected as the preferred alternative reference rate to the London Interbank Offered Rate; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; impact of adverse changes to our credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; changes in the commercial and consumer real estate markets; changes in consumer spending and savings habits; impact on our international operations due to political developments, disease pandemics, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Federal Reserve, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and the California Department of Business Oversight — Division of Financial Institutions; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices, cost of operations and executive compensation; heightened regulatory and governmental oversight and scrutiny of our business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from our interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; impact of other potential federal tax changes and spending cuts; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact on our liquidity due to changes in our ability to receive dividends from our subsidiaries; any future strategic acquisitions or divestitures; continuing consolidation in the financial services industry; changes in the equity and debt securities markets; fluctuations in foreign currency exchange rates; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, a reduction in investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale debt securities portfolio; impact of natural or man-made disasters or calamities, such as wildfires or conflicts or other events that may directly or indirectly result in a negative impact on our financial performance; and other factors set forth in our public reports including our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q, and particularly the discussion of risk factors within those documents. In addition to the risk factors enumerated above, the economic impact of the COVID-19 pandemic could cause actual outcome to differ, possibly materially, from our forward-looking statement due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the full impact of the COVID-19 pandemic on our business. The extent to which the COVID-19 pandemic impacts us will depend on future developments that are uncertain and unpredictable, including the scope, severity and duration of the pandemic and its impact on our customers, the actions taken by governmental authorities in response to the pandemic as well as its impact on global and regional economies, and the pace of recovery when the COVID-19 pandemic subsides, among others. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				June 30, 2020 % or Basis Point Change
	June 30, 2020	March 31, 2020	June 30, 2019	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$602,974	$427,415	$425,949	41.1%		41.6%
Interest-bearing cash with banks	3,930,528	2,652,627	3,195,665	48.2		23.0
Cash and cash equivalents	4,533,502	3,080,042	3,621,614	47.2		25.2
Interest-bearing deposits with banks	531,591	293,509	150,273	81.1		253.8
Securities purchased under resale agreements (“resale agreements”) (1)	1,260,000	860,000	1,010,000	46.5		24.8
Available-for-sale (“AFS”) debt securities (amortized cost of $3,823,714 and $3,660,413 as of June 30, 2020 and March 31, 2020, respectively)	3,884,574	3,695,943	2,592,913	5.1		49.8
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	78,963	78,745	78,093	0.3		1.1
Loans held-for-sale (“HFS”)	3,875	1,594	3,879	143.1		(0.1)
Loans held-for-investment (''HFI'') (net of allowance for loan losses of $632,071, $557,003 (2) and $330,625)	36,597,341	35,336,390	33,399,752	3.6		9.6
Investments in qualified affordable housing partnerships, net	201,888	198,653	198,466	1.6		1.7
Investments in tax credit and other investments, net	251,318	268,330	210,387	(6.3)		19.5
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	94,898	101,381	109,032	(6.4)		(13.0)
Other assets	1,503,946	1,568,261	1,052,252	(4.1)		42.9
Total assets	$49,407,593	$45,948,545	$42,892,358	7.5%		15.2%

Liabilities and Stockholders’ Equity
Deposits	$40,672,678	$38,686,958	$36,477,542	5.1%		11.5%
Short-term borrowings	52,851	66,924	19,972	(21.0)		164.6
Federal funds purchased	200,000	—	—	100.0		100.0
FHLB advances	656,759	646,336	745,074	1.6		(11.9)
Securities sold under repurchase agreements (“repurchase agreements”) (1)	300,000	450,000	50,000	(33.3)		500.0
Long-term debt and finance lease liabilities (3)	1,580,442	152,162	152,506	938.7		936.3
Operating lease liabilities	102,708	109,356	117,448	(6.1)		(12.6)
Accrued expenses and other liabilities	854,912	933,824	595,223	(8.5)		43.6
Total liabilities	44,420,350	41,045,560	38,157,765	8.2		16.4
Stockholders’ equity (2)	4,987,243	4,902,985	4,734,593	1.7		5.3
Total liabilities and stockholders’ equity	$49,407,593	$45,948,545	$42,892,358	7.5%		15.2%

Book value per common share	$35.25	$34.67	$32.53	1.7%		8.4%
Tangible equity (4) per common share	$31.86	$31.27	$29.20	1.9		9.1
Number of common shares at period-end	141,486	141,435	145,547	0.0		(2.8)
Tangible equity to tangible assets ratio (4)	9.21%	9.73%	10.02%	(52)	bps	(81)	bps

(1)Resale and repurchase agreements are reported net when the transactions are eligible for netting under Accounting Standards Codification (“ASC”) 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. There was no netting of repurchase agreements against resale agreements as of June 30, 2020 and March 31, 2020. $400 million of gross repurchase agreements were eligible for netting against gross resale agreements as of June 30, 2019.
(2)On January 1, 2020, the Company adopted Accounting Standards Update (“ASU”) 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments using the modified retrospective approach. The March 31, 2020 Allowance for loan loss reflects an increase of $125.2 million as a result of adopting ASU 2016-13. We recorded an after-tax decrease to opening retained earnings of $98.0 million as of January 1, 2020.
(3)Includes $1.43 billion of advances from the Paycheck Protection Program Liquidity Facility (“PPPLF”).
(4)See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				June 30, 2020 % Change
	June 30, 2020	March 31, 2020	June 30, 2019	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”) (1)	$13,422,691	$12,590,764	$12,402,967	6.6%	8.2%
Commercial real estate (“CRE”):
CRE	10,902,114	10,682,242	9,663,624	2.1	12.8
Multifamily residential	3,032,385	2,902,601	2,577,154	4.5	17.7
Construction and land	567,716	606,209	674,798	(6.3)	(15.9)
Total CRE	14,502,215	14,191,052	12,915,576	2.2	12.3
Consumer:
Residential mortgage:
Single-family residential	7,660,094	7,403,723	6,494,882	3.5	17.9
Home equity lines of credit (“HELOCs”)	1,461,951	1,452,862	1,575,150	0.6	(7.2)
Total residential mortgage	9,122,045	8,856,585	8,070,032	3.0	13.0
Other consumer	182,461	254,992	341,802	(28.4)	(46.6)
Total loans HFI (2)	37,229,412	35,893,393	33,730,377	3.7	10.4
Loans HFS	3,875	1,594	3,879	143.1	(0.1)
Total loans (2)	37,233,287	35,894,987	33,734,256	3.7	10.4
Allowance for loan losses	(632,071)	(557,003)	(330,625)	13.5	91.2
Net loans (2)	$36,601,216	$35,337,984	$33,403,631	3.6	9.6

Deposits:
Noninterest-bearing demand	$13,940,420	$11,833,397	$10,599,088	17.8%	31.5%
Interest-bearing checking	5,280,887	5,467,508	5,083,675	(3.4)	3.9
Money market	10,002,624	9,302,246	8,009,325	7.5	24.9
Savings	2,186,199	2,117,274	2,188,738	3.3	(0.1)
Time deposits	9,262,548	9,966,533	10,596,716	(7.1)	(12.6)
Total deposits	$40,672,678	$38,686,958	$36,477,542	5.1%	11.5%

(1)Includes $1.75 billion of Paycheck Protection Program (“PPP”) loans as of June 30, 2020.
(2)Includes net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts of $(72.1) million, $(50.3) million, and $(43.8) million as of June 30, 2020, March 31, 2020 and June 30, 2019, respectively. Net origination fees related to PPP loans were $(25.4) million as of June 30, 2020.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			June 30, 2020 % Change
	June 30, 2020	March 31, 2020	June 30, 2019	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income (1)	$398,776	$449,190	$474,844	(11.2)%	(16.0)%
Interest expense	55,001	86,483	107,518	(36.4)	(48.8)
Net interest income before provision for credit losses	343,775	362,707	367,326	(5.2)	(6.4)
Provision for credit losses	102,443	73,870	19,245	38.7	432.3
Net interest income after provision for credit losses	241,332	288,837	348,081	(16.4)	(30.7)
Noninterest income	58,637	54,049	52,759	8.5	11.1
Noninterest expense	187,696	178,876	177,663	4.9	5.6
Income before income taxes	112,273	164,010	223,177	(31.5)	(49.7)
Income tax expense	12,921	19,186	72,797	(32.7)	(82.3)
Net income	$99,352	$144,824	$150,380	(31.4)%	(33.9)%
Earnings per share (“EPS”)
- Basic	$0.70	$1.00	$1.03	(29.8)%	(32.0)%
- Diluted	$0.70	$1.00	$1.03	(29.7)	(32.0)
Weighted-average number of shares outstanding
- Basic	141,486	144,814	145,546	(2.3)%	(2.8)%
- Diluted	141,827	145,285	146,052	(2.4)	(2.9)

	Three Months Ended			June 30, 2020 % Change
	June 30, 2020	March 31, 2020	June 30, 2019	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$21,946	$15,773	$16,423	39.1%	33.6%
Deposit account fees	10,872	10,447	9,607	4.1	13.2
Foreign exchange income	4,562	7,819	7,286	(41.7)	(37.4)
Wealth management fees	3,091	5,353	3,800	(42.3)	(18.7)
Interest rate contracts and other derivative income	6,107	7,073	10,398	(13.7)	(41.3)
Net gains on sales of loans	132	950	15	(86.1)	780.0
Gains on sales of AFS debt securities	9,640	1,529	1,447	530.5	566.2
Other investment income	966	1,921	706	(49.7)	36.8
Other income	1,321	3,184	3,077	(58.5)	(57.1)
Total noninterest income	$58,637	$54,049	$52,759	8.5%	11.1%
Noninterest expense:
Compensation and employee benefits	$96,955	$101,960	$100,531	(4.9)%	(3.6)%
Occupancy and equipment expense	16,217	17,076	17,362	(5.0)	(6.6)
Deposit insurance premiums and regulatory assessments	3,700	3,427	2,919	8.0	26.8
Legal expense	1,530	3,197	2,355	(52.1)	(35.0)
Data processing	4,480	3,826	3,460	17.1	29.5
Consulting expense	1,413	1,217	2,069	16.1	(31.7)
Deposit related expense	3,353	3,563	3,338	(5.9)	0.4
Computer software expense	7,301	6,166	6,211	18.4	17.5
Other operating expense	19,248	21,119	22,679	(8.9)	(15.1)
Amortization of tax credit and other investments	24,759	17,325	16,739	42.9	47.9
Repurchase agreements’ extinguishment cost	8,740	—	—	100.0	100.0
Total noninterest expense	$187,696	$178,876	$177,663	4.9%	5.6%

(1)Includes $21.3 million of interest income related to PPP loans for the three months ended June 30, 2020.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Six Months Ended		June 30, 2020 % Change
	June 30, 2020	June 30, 2019	Yr-o-Yr
Interest and dividend income (1)	$847,966	$938,155	(9.6)%
Interest expense	141,484	208,368	(32.1)
Net interest income before provision for credit losses	706,482	729,787	(3.2)
Provision for credit losses	176,313	41,824	321.6
Net interest income after provision for credit losses	530,169	687,963	(22.9)
Noninterest income	112,686	94,890	18.8
Noninterest expense	366,572	364,585	0.5
Income before income taxes	276,283	418,268	(33.9)
Income tax expense	32,107	103,864	(69.1)
Net income	$244,176	$314,404	(22.3)%
EPS
- Basic	$1.71	$2.16	(21.1)%
- Diluted	$1.70	$2.15	(21.0)
Weighted-average number of shares outstanding
- Basic	143,150	145,402	(1.5)%
- Diluted	143,560	146,016	(1.7)

	Six Months Ended		June 30, 2020 % Change
	June 30, 2020	June 30, 2019	Yr-o-Yr
Noninterest income:
Lending fees	$37,719	$31,392	20.2%
Deposit account fees	21,319	19,075	11.8
Foreign exchange income	12,381	12,301	0.7
Wealth management fees	8,444	7,574	11.5
Interest rate contracts and other derivative income	13,180	13,614	(3.2)
Net gains on sales of loans	1,082	930	16.3
Gains on sales of AFS debt securities	11,169	3,008	271.3
Other investment income	2,887	1,908	51.3
Other income	4,505	5,088	(11.5)
Total noninterest income	$112,686	$94,890	18.8%
Noninterest expense:
Compensation and employee benefits	$198,915	$202,830	(1.9)%
Occupancy and equipment expense	33,293	34,680	(4.0)
Deposit insurance premiums and regulatory assessments	7,127	6,007	18.6
Legal expense	4,727	4,580	3.2
Data processing	8,306	6,617	25.5
Consulting expense	2,630	4,128	(36.3)
Deposit related expense	6,916	6,842	1.1
Computer software expense	13,467	12,289	9.6
Other operating expense	40,367	44,968	(10.2)
Amortization of tax credit and other investments	42,084	41,644	1.1
Repurchase agreements’ extinguishment cost	8,740	—	100.0
Total noninterest expense	$366,572	$364,585	0.5%

(1)Includes $21.3 million of interest income related to PPP loans for the six months ended June 30, 2020.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			June 30, 2020 % Change		Six Months Ended		June 30, 2020 % Change
	June 30, 2020	March 31, 2020	June 30, 2019	Qtr-o-Qtr	Yr-o-Yr	June 30, 2020	June 30, 2019	Yr-o-Yr
Loans:
Commercial:
C&I (1)	$13,560,719	$12,166,178	$12,003,277	11.5%	13.0%	$12,863,449	$11,925,003	7.9%
CRE:
CRE	10,812,399	10,485,683	9,501,566	3.1	13.8	10,649,041	9,439,946	12.8
Multifamily residential	2,987,311	2,889,844	2,510,271	3.4	19.0	2,938,577	2,504,320	17.3
Construction and land	594,965	641,079	675,967	(7.2)	(12.0)	618,022	630,459	(2.0)
Total CRE	14,394,675	14,016,606	12,687,804	2.7	13.5	14,205,640	12,574,725	13.0
Consumer:
Residential mortgage:
Single-family residential	7,506,546	7,257,367	6,373,715	3.4	17.8	7,381,956	6,263,246	17.9
HELOCs	1,444,933	1,442,450	1,607,311	0.2	(10.1)	1,443,692	1,629,637	(11.4)
Total residential mortgage	8,951,479	8,699,817	7,981,026	2.9	12.2	8,825,648	7,892,883	11.8
Other consumer	234,900	271,367	309,267	(13.4)	(24.0)	253,134	307,033	(17.6)
Total loans (2)	$37,141,773	$35,153,968	$32,981,374	5.7%	12.6%	$36,147,871	$32,699,644	10.5%

Interest-earning assets	$45,413,242	$42,362,531	$39,461,101	7.2%	15.1%	$43,887,886	$39,105,030	12.2%
Total assets	$48,228,914	$44,755,509	$41,545,441	7.8%	16.1%	$46,492,211	$41,144,152	13.0%

Deposits:
Noninterest-bearing demand	$13,534,873	$11,117,710	$10,237,868	21.7%	32.2%	$12,326,291	$10,155,079	21.4%
Interest-bearing checking	4,687,178	5,001,672	5,221,110	(6.3)	(10.2)	4,844,425	5,245,845	(7.7)
Money market	9,893,816	9,013,381	7,856,055	9.8	25.9	9,453,599	7,967,831	18.6
Savings	2,149,965	2,076,270	2,106,626	3.5	2.1	2,113,118	2,099,058	0.7
Time deposits	9,634,696	10,264,007	9,904,726	(6.1)	(2.7)	9,949,351	9,658,181	3.0
Total deposits	$39,900,528	$37,473,040	$35,326,385	6.5%	12.9%	$38,686,784	$35,125,994	10.1%

Interest-bearing liabilities	$28,362,618	$27,593,341	$25,860,541	2.8%	9.7%	$27,977,979	$25,657,814	9.0%
Stockholders’ equity	$4,982,446	$5,022,005	$4,684,348	(0.8)%	6.4%	$5,002,226	$4,611,231	8.5%

(1)Includes average balance of PPP loans of $1.47 billion and $732.5 million for the three and six months ended June 30, 2020, respectively.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	June 30, 2020			March 31, 2020
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,435,920	$4,564	0.53%	$2,973,006	$11,108	1.50%
Resale agreements (2)	1,037,473	5,514	2.14%	882,142	5,625	2.56%
AFS debt securities	3,719,209	21,004	2.27%	3,274,740	20,142	2.47%
Loans (3)	37,141,773	367,393	3.98%	35,153,968	411,869	4.71%
FHLB and FRB stock	78,867	301	1.54%	78,675	446	2.28%
Total interest-earning assets	45,413,242	398,776	3.53%	42,362,531	449,190	4.26%

Noninterest-earning assets:
Cash and due from banks	498,908			510,512
Allowance for loan losses	(566,473)			(492,297)
Other assets	2,883,237			2,374,763
Total assets	$48,228,914			$44,755,509

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,687,178	$5,404	0.46%	$5,001,672	$10,246	0.82%
Money market deposits	9,893,816	8,093	0.33%	9,013,381	22,248	0.99%
Savings deposits	2,149,965	1,445	0.27%	2,076,270	1,817	0.35%
Time deposits	9,634,696	31,457	1.31%	10,264,007	42,092	1.65%
Federal funds purchased and other short-term borrowings	242,185	265	0.44%	59,978	556	3.73%
FHLB advances	653,665	3,343	2.06%	693,357	4,166	2.42%
Repurchase agreements (2)	418,681	3,540	3.40%	332,417	3,991	4.83%
Long-term debt and finance lease liabilities	682,432	1,454	0.86%	152,259	1,367	3.61%
Total interest-bearing liabilities	28,362,618	55,001	0.78%	27,593,341	86,483	1.26%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	13,534,873			11,117,710
Accrued expenses and other liabilities	1,348,977			1,022,453
Stockholders’ equity	4,982,446			5,022,005
Total liabilities and stockholders’ equity	$48,228,914			$44,755,509

Interest rate spread			2.75%			3.00%
Net interest income and net interest margin		$343,775	3.04%		$362,707	3.44%

(1)Annualized.
(2)There was no netting of repurchase agreements against resale agreements for the three months ended June 30, 2020. Average balances of resale and repurchase agreements for the three months ended March 31, 2020 have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.14% and 2.50% for the three months ended June 30, 2020 and March 31, 2020, respectively. The weighted-average interest rates of gross repurchase agreements were 3.40% and 4.10% for the three months ended June 30, 2020 and March 31, 2020, respectively.
(3)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	June 30, 2020			June 30, 2019
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,435,920	$4,564	0.53%	$2,852,060	$16,800	2.37%
Resale agreements (2)	1,037,473	5,514	2.14%	999,835	7,404	2.98%
AFS debt securities	3,719,209	21,004	2.27%	2,551,383	15,685	2.47%
Loans (3)	37,141,773	367,393	3.98%	32,981,374	434,450	5.28%
FHLB and FRB stock	78,867	301	1.54%	76,449	505	2.65%
Total interest-earning assets	45,413,242	398,776	3.53%	39,461,101	474,844	4.83%

Noninterest-earning assets:
Cash and due from banks	498,908			439,449
Allowance for loan losses	(566,473)			(321,335)
Other assets	2,883,237			1,966,226
Total assets	$48,228,914			$41,545,441

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,687,178	$5,404	0.46%	$5,221,110	$15,836	1.22%
Money market deposits	9,893,816	8,093	0.33%	7,856,055	28,681	1.46%
Savings deposits	2,149,965	1,445	0.27%	2,106,626	2,477	0.47%
Time deposits	9,634,696	31,457	1.31%	9,904,726	50,970	2.06%
Federal funds purchased and other short-term borrowings	242,185	265	0.44%	35,575	361	4.07%
FHLB advances	653,665	3,343	2.06%	533,841	4,011	3.01%
Repurchase agreements (2)	418,681	3,540	3.40%	50,000	3,469	27.83%
Long-term debt and finance lease liabilities	682,432	1,454	0.86%	152,608	1,713	4.50%
Total interest-bearing liabilities	28,362,618	55,001	0.78%	25,860,541	107,518	1.67%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	13,534,873			10,237,868
Accrued expenses and other liabilities	1,348,977			762,684
Stockholders’ equity	4,982,446			4,684,348
Total liabilities and stockholders’ equity	$48,228,914			$41,545,441

Interest rate spread			2.75%			3.16%
Net interest income and net interest margin		$343,775	3.04%		$367,326	3.73%

(1)Annualized.
(2)There was no netting of repurchase agreements against resale agreements for the three months ended June 30, 2020. Average balances of resale and repurchase agreements for the three months ended June 30, 2019 have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.14% and 2.71% for the three months ended June 30, 2020 and 2019, respectively. The weighted-average interest rates of gross repurchase agreements were 3.40% and 4.93% for the three months ended June 30, 2020 and 2019, respectively.
(3)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Six Months Ended
	June 30, 2020			June 30, 2019
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,204,463	$15,672	0.98%	$2,716,128	$32,210	2.38%
Resale agreements (2)	959,807	11,139	2.33%	1,017,320	15,310	3.03%
AFS investment securities	3,496,974	41,146	2.37%	2,596,590	31,433	2.44%
Loans (3)	36,147,871	779,262	4.34%	32,699,644	857,984	5.29%
FHLB and FRB stock	78,771	747	1.91%	75,348	1,218	3.26%
Total interest-earning assets	43,887,886	847,966	3.89%	39,105,030	938,155	4.84%

Noninterest-earning assets:
Cash and due from banks	504,710			453,725
Allowance for loan losses	(529,385)			(317,909)
Other assets	2,629,000			1,903,306
Total assets	$46,492,211			$41,144,152

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,844,425	$15,650	0.65%	$5,245,845	$30,091	1.16%
Money market deposits	9,453,599	30,341	0.65%	7,967,831	58,915	1.49%
Savings deposits	2,113,118	3,262	0.31%	2,099,058	4,704	0.45%
Time deposits	9,949,351	73,549	1.49%	9,658,181	96,259	2.01%
Federal funds purchased and other short-term borrowings	151,081	821	1.09%	47,939	977	4.11%
FHLB advances	673,511	7,509	2.24%	436,475	6,990	3.23%
Repurchase agreements (2)	375,549	7,531	4.03%	50,000	6,961	28.07%
Long-term debt and finance lease liabilities	417,345	2,821	1.36%	152,485	3,471	4.59%
Total interest-bearing liabilities	27,977,979	141,484	1.02%	25,657,814	208,368	1.64%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	12,326,291			10,155,079
Accrued expenses and other liabilities	1,185,715			720,028
Stockholders’ equity	5,002,226			4,611,231
Total liabilities and stockholders’ equity	$46,492,211			$41,144,152

Interest rate spread			2.87%			3.20%
Net interest income and net interest margin		$706,482	3.24%		$729,787	3.76%

(1)Annualized
(2)Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.32% and 2.77% for the six months ended June 30, 2020 and 2019, respectively. The weighted-average interest rates of gross repurchase agreements were 3.76% and 4.97% for the six months ended June 30, 2020 and 2019, respectively.
(3)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)				June 30, 2020 Basis Point Change
	June 30, 2020	March 31, 2020	June 30, 2019		Qtr-o-Qtr		Yr-o-Yr
Return on average assets	0.83%	1.30%	1.45%		(47)	bps	(62)	bps
Adjusted return on average assets (2)	0.83%	1.30%	1.74%		(47)		(91)
Return on average equity	8.02%	11.60%	12.88%		(358)		(486)
Adjusted return on average equity (2)	8.02%	11.60%	15.45%		(358)		(743)
Return on average tangible equity (2)	8.96%	12.93%	14.51%		(397)		(555)
Adjusted return on average tangible equity (2)	8.96%	12.93%	17.39%		(397)		(843)
Interest rate spread	2.75%	3.00%	3.16%		(25)		(41)
Net interest margin	3.04%	3.44%	3.73%		(40)		(69)
Average loan yield	3.98%	4.71%	5.28%		(73)		(130)
Yield on average interest-earning assets	3.53%	4.26%	4.83%		(73)		(130)
Average cost of interest-bearing deposits	0.71%	1.17%	1.57%		(46)		(86)
Average cost of deposits	0.47%	0.82%	1.11%		(35)		(64)
Average cost of funds	0.53%	0.90%	1.19%		(37)		(66)
Adjusted pre-tax, pre-provision profitability ratio (2)	2.08%	2.30%	2.51%		(22)		(43)
Adjusted noninterest expense/average assets (2)	1.28%	1.44%	1.54%		(16)		(26)
Efficiency ratio	46.64%	42.92%	42.29%		372		435
Adjusted efficiency ratio (2)	38.09%	38.54%	38.03%		(45)	bps	6	bps

	Six Months Ended (1)		June 30, 2020 Basis Point Change
	June 30, 2020	June 30, 2019	Yr-o-Yr
Return on average assets	1.06%	1.54%	(48)	bps
Adjusted return on average assets (2)	1.06%	1.71%	(65)
Return on average equity	9.82%	13.75%	(393)
Adjusted return on average equity (2)	9.82%	15.28%	(546)
Return on average tangible equity (2)	10.95%	15.50%	(455)
Adjusted return on average tangible equity (2)	10.95%	17.21%	(626)
Interest rate spread	2.87%	3.20%	(33)
Net interest margin	3.24%	3.76%	(52)
Average loan yield	4.34%	5.29%	(95)
Yield on average interest-earning assets	3.89%	4.84%	(95)
Average cost of interest-bearing deposits	0.94%	1.53%	(59)
Average cost of deposits	0.64%	1.09%	(45)
Average cost of funds	0.71%	1.17%	(46)
Adjusted pre-tax, pre-provision profitability ratio (2)	2.19%	2.47%	(28)
Adjusted noninterest expense/average assets (2)	1.36%	1.57%	(21)
Efficiency ratio	44.75%	44.21%	54
Adjusted efficiency ratio (2)	38.31%	38.88%	(57)	bps

(1)Annualized except for efficiency ratio.
(2)See reconciliation of GAAP to non-GAAP financial measures in Tables 13, 14 and 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10
ASU 2016-13 replaced the incurred loss methodology used in calculating the allowance for loan losses with a current expected credit loss model (“CECL”). The Company adopted ASU 2016-13 using the modified retrospective approach on January 1, 2020. As a result, prior comparative periods have not been adjusted for the CECL model. In addition, ASU 2016-13 introduces the concept of Purchased Credit Deteriorated (“PCD”) financial assets, which replaces purchased credit-impaired (“PCI”) assets. For PCD assets, the initial allowance for loan losses is added to the purchase price and is considered to be part of the PCD loan amortized cost basis, hence, there is no income statement impact on acquisition. This contrasts with PCI loans where allowance for loan losses only reflects losses that are incurred by the Company after the acquisition. The allowance for loan losses is evaluated each quarter and adjusted as necessary by recognizing a loan loss expense or a reversal of loan loss expense. There were no PCD loans during the three and six months ended June 30, 2020.

		Three Months Ended June 30, 2020
		Commercial				Consumer			Total
			CRE			Residential Mortgage
		C&I	CRE	Multi-Family Residential	Construction and Land	Single- Family Residential	HELOCs	Other Consumer
Allowance for loan losses, March 31, 2020		$362,629	$132,819	$16,530	$11,018	$26,822	$3,881	$3,304	$557,003
Provision for (reversal of) credit losses on loans	(a)	37,862	43,315	7,908	7,526	(1,667)	205	(849)	94,300
Gross charge-offs		(20,378)	(320)	—	—	—	(221)	(30)	(20,949)
Gross recoveries		602	226	620	7	159	2	93	1,709
Total net (charge-offs) recoveries		(19,776)	(94)	620	7	159	(219)	63	(19,240)
Foreign currency translation adjustment		8	—	—	—	—	—	—	8
Allowance for loan losses, June 30, 2020		$380,723	$176,040	$25,058	$18,551	$25,314	$3,867	$2,518	$632,071

		Three Months Ended March 31, 2020
		Commercial				Consumer			Total
			CRE			Residential Mortgage
		C&I	CRE	Multi-Family Residential	Construction and Land	Single- Family Residential	HELOCs	Other Consumer
Allowance for loan losses, December 31, 2019		$238,376	$40,509	$22,826	$19,404	$28,527	$5,265	$3,380	$358,287
Impact of ASU 2016-13 adoption		74,237	72,169	(8,112)	(9,889)	(3,670)	(1,798)	2,221	125,158
Allowance for loan losses, January 1, 2020		$312,613	$112,678	$14,714	$9,515	$24,857	$3,467	$5,601	$483,445
Provision for (reversal of) credit losses on loans	(a)	60,618	11,435	1,281	1,482	1,700	412	(2,272)	74,656
Gross charge-offs		(11,977)	(954)	—	—	—	—	(26)	(12,957)
Gross recoveries		1,575	9,660	535	21	265	2	1	12,059
Total net (charge-offs) recoveries		(10,402)	8,706	535	21	265	2	(25)	(898)
Foreign currency translation adjustment		(200)	—	—	—	—	—	—	(200)
Allowance for loan losses, March 31, 2020		$362,629	$132,819	$16,530	$11,018	$26,822	$3,881	$3,304	$557,003

		Three Months Ended June 30, 2019
		Commercial				Consumer			Total
			CRE			Residential Mortgage
		C&I	CRE	Multi-Family Residential	Construction and Land	Single- Family Residential	HELOCs	Other Consumer
Allowance for loan losses, March 31, 2019		$189,757	$39,224	$19,169	$22,349	$35,759	$7,401	$4,235	$317,894
Provision for (reversal of) credit losses on loans	(a)	26,140	(1,250)	58	173	(3,068)	(1,224)	(98)	20,731
Gross charge-offs		(11,745)	—	—	—	—	—	(14)	(11,759)
Gross recoveries		1,713	1,837	53	439	72	—	7	4,121
Total net (charge-offs) recoveries		(10,032)	1,837	53	439	72	—	(7)	(7,638)
Foreign currency translation adjustment		(362)	—	—	—	—	—	—	(362)
Allowance for loan losses, June 30, 2019		$205,503	$39,811	$19,280	$22,961	$32,763	$6,177	$4,130	$330,625

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10 (continued)

		Six Months Ended June 30, 2020
		Commercial				Consumer			Total
			CRE			Residential Mortgage
		C&I	CRE	Multi-Family Residential	Construction and Land	Single- Family Residential	HELOCs	Other Consumer
Allowance for loan losses, December 31, 2019		$238,376	$40,509	$22,826	$19,404	$28,527	$5,265	$3,380	$358,287
Impact of ASU 2016-13 adoption		74,237	72,169	(8,112)	(9,889)	(3,670)	(1,798)	2,221	125,158
Allowance for loan losses, January 1, 2020		$312,613	$112,678	$14,714	$9,515	$24,857	$3,467	$5,601	$483,445
Provision for (reversal of) credit losses on loans	(a)	98,480	54,750	9,189	9,008	33	617	(3,121)	168,956
Gross charge-offs		(32,355)	(1,274)	—	—	—	(221)	(56)	(33,906)
Gross recoveries		2,177	9,886	1,155	28	424	4	94	13,768
Total net (charge-offs) recoveries		(30,178)	8,612	1,155	28	424	(217)	38	(20,138)
Foreign currency translation adjustment		(192)	—	—	—	—	—	—	(192)
Allowance for loan losses, June 30, 2020		$380,723	$176,040	$25,058	$18,551	$25,314	$3,867	$2,518	$632,071

		Six Months Ended June 30, 2019
		Commercial				Consumer			Total
			CRE			Residential Mortgage
		C&I	CRE	Multi-Family Residential	Construction and Land	Single- Family Residential	HELOCs	Other Consumer
Allowance for loan losses, December 31. 2018		$189,117	$40,666	$19,885	$20,290	$31,340	$5,774	$4,250	$311,322
Provision for (reversal of) credit losses on loans	(a)	41,404	(2,914)	(939)	2,169	1,349	401	(99)	41,371
Gross charge-offs		(28,989)	—	—	—	—	—	(28)	(29,017)
Gross recoveries		3,964	2,059	334	502	74	2	7	6,942
Total net (charge-offs) recoveries		(25,025)	2,059	334	502	74	2	(21)	(22,075)
Foreign currency translation adjustment		7	—	—	—	—	—	—	7
Allowance for loan losses, June 30, 2019		$205,503	$39,811	$19,280	$22,961	$32,763	$6,177	$4,130	$330,625

		Three Months Ended			Six Months Ended
		June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$20,829	$11,158	$14,505	$11,158	$12,566
Impact of ASU 2016-13 adoption		—	10,457	—	10,457	—
Provision for (reversal of) credit losses on unfunded credit commitments	(b)	8,143	(786)	(1,486)	7,357	453
Allowance for unfunded credit commitments, end of period (1)		$28,972	$20,829	$13,019	$28,972	$13,019

Provision for credit losses	(a) + (b)	$102,443	$73,870	$19,245	$176,313	$41,824

1
(1)Included in Accrued expense and other liabilities on the Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 11
The Company adopted ASU 2016-13 using the modified retrospective approach on January 1, 2020. As a result, prior comparative periods have not been adjusted. PCI loans prior to the adoption of ASU 2016-13 were classified as PCD loans as of January 1, 2020. Nonaccrual loans as of June 30, 2020 and March 31, 2020 include all loans that are 90 or more days past due, unless the loan is well-collateralized or guaranteed by government agencies, and in the process of collection. Nonaccrual loans presented as of June 30, 2019 included only Non-PCI nonaccrual loans.

Nonperforming Assets	June 30, 2020	March 31, 2020	June 30, 2019
	Total Nonaccrual loans	Total Nonaccrual loans	Non-PCI Nonaccrual Loans
Commercial:
C&I	$84,823	$89,079	$73,150
CRE:
CRE	56,577	6,298	20,914
Multifamily residential	774	803	1,027
Total CRE	57,351	7,101	21,941
Consumer:
Residential mortgage:
Single-family residential	20,070	17,536	13,075
HELOCs	14,068	10,446	7,344
Total residential mortgage	34,138	27,982	20,419
Other consumer	2,508	2,506	2,504
Total nonaccrual loans	178,820	126,668	118,014
Other real estate owned, net	19,504	19,504	130
Other nonperforming assets	3,890	4,758	1,167
Total nonperforming assets	$202,214	$150,930	$119,311

Credit Quality Ratios	June 30, 2020	March 31, 2020	June 30, 2019
Nonperforming assets to total assets	0.41%	0.33%	0.28%
Nonaccrual loans to loans HFI	0.48%	0.35%	0.35%
Allowance for loan losses to loans HFI	1.70%	1.55%	0.98%
Allowance for loan losses to nonaccrual loans	353.47%	439.73%	280.16%
Annualized quarterly net charge-offs to average loans HFI	0.21%	0.01%	0.09%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
During the second quarter of 2019, the Company reversed $30.1 million of certain previously claimed tax credits related to the DC Solar tax credit investments (“DC Solar”). The table below shows the computation of the Company’s effective tax rate excluding the impact of the DC Solar tax credits reversal. Management believes that excluding the impact of the DC Solar tax credits reversal from the effective tax rate computation allows comparability to prior periods.

		Three Months Ended			Six Months Ended
		June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Income tax expense	(a)	$12,921	$19,186	$72,797	$32,107	$103,864
Less: Reversal of certain previously claimed tax credits related to DC Solar	(b)	—	—	(30,104)	—	(30,104)
Adjusted income tax expense	(c)	$12,921	$19,186	$42,693	$32,107	$73,760

Income before income taxes	(d)	112,273	164,010	223,177	276,283	418,268

Effective tax rate	(a)/(d)	11.5%	11.7%	32.6%	11.6%	24.8%
Less: Reversal of certain previously claimed tax credits related to DC Solar	(b)/(d)	—%	—%	(13.5)%	—%	(7.2)%
Adjusted effective tax rate	(c)/(d)	11.5%	11.7%	19.1%	11.6%	17.6%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 13
During the first and second quarters of 2019, the Company recorded a $7.0 million pre-tax impairment charge and reversed $30.1 million of certain previously claimed tax credits related to the DC Solar tax credit investments (“DC Solar”), respectively. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that adjust for the above discussed non-recurring items provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		June 30, 2020	March 31, 2020	June 30, 2019
Net income	(a)	$99,352	$144,824	$150,380
Add: Reversal of certain previously claimed tax credits related to DC Solar		—	—	30,104
Adjusted net income	(b)	$99,352	$144,824	$180,484

Diluted weighted-average number of shares outstanding		141,827	145,285	146,052
Diluted EPS		$0.70	$1.00	$1.03
Diluted EPS impact of reversal of certain previously claimed tax credits related to DC Solar		—	—	0.21
Adjusted diluted EPS		$0.70	$1.00	$1.24

Average total assets	(c)	$48,228,914	$44,755,509	$41,545,441
Average stockholders’ equity	(d)	$4,982,446	$5,022,005	$4,684,348
Return on average assets (1)	(a)/(c)	0.83%	1.30%	1.45%
Adjusted return on average assets (1)	(b)/(c)	0.83%	1.30%	1.74%
Return on average equity (1)	(a)/(d)	8.02%	11.60%	12.88%
Adjusted return on average equity (1)	(b)/(d)	8.02%	11.60%	15.45%

		Six Months Ended
		June 30, 2020	June 30, 2019
Net income	(e)	$244,176	$314,404
Add: Impairment charge related to DC Solar (2)		—	6,978
Tax effect of adjustments (3)		—	(2,063)
Add: Reversal of certain previously claimed tax credits related to DC Solar		—	30,104
Adjusted net income	(f)	$244,176	$349,423

Diluted weighted average number of shares outstanding		143,560	146,016
Diluted EPS		$1.70	$2.15
Diluted EPS impact of impairment charge related to DC Solar, net of tax		—	0.03
Diluted EPS impact of reversal of certain previously claimed tax credits related to DC Solar		—	0.21
Adjusted diluted EPS		$1.70	$2.39

Average total assets	(g)	$46,492,211	$41,144,152
Average stockholders’ equity	(h)	$5,002,226	$4,611,231
Return on average assets (1)	(e)/(g)	1.06%	1.54%
Adjusted return on average assets (1)	(f)/(g)	1.06%	1.71%
Return on average equity (1)	(e)/(h)	9.82%	13.75%
Adjusted return on average equity (1)	(f)/(h)	9.82%	15.28%

(1)Annualized.
(2)Included in Amortization of tax credit and other investments on the Consolidated Statement of Income.
(3)Applied statutory rate of 29.56% for the three and six months ended June 30, 2019.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles, and the extinguishment cost on repurchase agreements. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		June 30, 2020	March 31, 2020	June 30, 2019
Net interest income before provision for credit losses	(a)	$343,775	$362,707	$367,326
Total noninterest income		58,637	54,049	52,759
Total revenue	(b)	$402,412	$416,756	$420,085

Total noninterest expense	(c)	$187,696	$178,876	$177,663
Less: Amortization of tax credit and other investments		(24,759)	(17,325)	(16,739)
Amortization of core deposit intangibles		(931)	(953)	(1,152)
Repurchase agreements’ extinguishment cost		(8,740)	—	—
Adjusted noninterest expense	(d)	$153,266	$160,598	$159,772
Efficiency ratio	(c)/(b)	46.64%	42.92%	42.29%
Adjusted efficiency ratio	(d)/(b)	38.09%	38.54%	38.03%
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$249,146	$256,158	$260,313
Average total assets	(f)	$48,228,914	$44,755,509	$41,545,441
Adjusted pre-tax, pre-provision profitability ratio (1)	(e)/(f)	2.08%	2.30%	2.51%
Adjusted noninterest expense/average assets (1)	(d)/(f)	1.28%	1.44%	1.54%

		Six Months Ended
		June 30, 2020	June 30, 2019
Net interest income before provision for credit losses	(g)	$706,482	$729,787
Total noninterest income		112,686	94,890
Total revenue	(h)	819,168	824,677

Total noninterest expense	(i)	$366,572	$364,585
Less: Amortization of tax credit and other investments		(42,084)	(41,644)
Amortization of core deposit intangibles		(1,884)	(2,326)
Repurchase agreements’ extinguishment cost		(8,740)	—
Adjusted noninterest expense	(j)	$313,864	$320,615
Efficiency ratio	(i)/(h)	44.75%	44.21%
Adjusted efficiency ratio	(j)/(h)	38.31%	38.88%
Adjusted pre-tax, pre-provision income	(h)-(j) = (k)	$505,304	$504,062
Average total assets	(l)	$46,492,211	$41,144,152
Adjusted pre-tax, pre-provision profitability ratio (1)	(k)/(l)	2.19%	2.47%
Adjusted noninterest expense /average assets (1)	(j)/(l)	1.36%	1.57%

(1)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 15
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		June 30, 2020	March 31, 2020	June 30, 2019
Stockholders’ equity	(a)	$4,987,243	$4,902,985	$4,734,593
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(13,490)	(14,769)	(18,952)
Tangible equity	(b)	$4,508,056	$4,422,519	$4,249,944

Total assets	(c)	$49,407,593	$45,948,545	$42,892,358
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(13,490)	(14,769)	(18,952)
Tangible assets	(d)	$48,928,406	$45,468,079	$42,407,709
Total stockholders’ equity to total assets ratio	(a)/(c)	10.09%	10.67%	11.04%
Tangible equity to tangible assets ratio	(b)/(d)	9.21%	9.73%	10.02%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets, impairment charge and the reversal of certain previously claimed tax credits related to DC Solar (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Six Months Ended
		June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net Income		$99,352	$144,824	$150,380	$244,176	$314,404
Add: Amortization of core deposit intangibles		931	953	1,152	1,884	2,326
Amortization of mortgage servicing assets		458	584	1,013	1,042	1,337
Tax effect of adjustments (2)		(394)	(436)	(640)	(830)	(1,083)
Tangible net income	(e)	$100,347	$145,925	$151,905	$246,272	$316,984
Add: Impairment charge related to DC Solar (3)		—	—	—	—	6,978
Tax effect of adjustment (2)		—	—	—	—	(2,063)
Add: Reversal of certain previously claimed tax credits related to DC Solar		—	—	30,104	—	30,104
Adjusted tangible net income	(f)	$100,347	$145,925	$151,905	$246,272	$352,003

Average stockholders’ equity		$4,982,446	$5,022,005	$4,684,348	$5,002,226	$4,611,231
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,629)
Average other intangible assets (1)		(14,247)	(15,588)	(20,380)	(14,918)	(21,116)
Average tangible equity	(g)	$4,502,502	$4,540,720	$4,198,271	$4,521,611	$4,124,486
Return on average tangible equity (4)	(e)/(g)	8.96%	12.93%	14.51%	10.95%	15.50%
Adjusted return on average tangible equity (4)	(f)/(g)	8.96%	12.93%	17.39%	10.95%	17.21%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory rate of 28.35% for the three and six months ended June 30, 2020, and the three months ended March 31, 2020. Applied statutory rate of 29.56% for the three and six months ended June 30, 2019.
(3)Included in Amortization of tax credit and other investments on the Consolidated Statement of Income.
(4)Annualized.